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                                                                      Exhibit 14

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-107461) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.

                                                        /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 12, 2004